UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): July 1, 1999


                        PLUM CREEK TIMBER COMPANY, INC.
            (Exact name of registrant as specified in its charter)


  Delaware                       1-10239                     91-1912863
(State or other         (Commission File Number)         (I.R.S. Employer
jurisdiction of                                       Identification Number)
incorporation
or organization)



                          999 Third Avenue, Suite 2300
                         Seattle, Washington 98104-4096
                           Telephone: (206) 467-3600





Item 2.  Acquisition or Disposition of Assets


On July 1, 1999, Plum Creek Timber Company, L.P. completed the conversion from a master limited partnership to a corporation. Plum Creek Timber Company, Inc., the new corporation, will elect to be treated for Federal income tax purposes as a real estate investment trust or "REIT." Plum Creek Timber Company, L.P. ceased to exist.

As a result of the conversion and in order to qualify as a REIT, certain assets and associated liabilities related to manufacturing operations, harvesting activities and certain timberlands of Plum Creek Timber Company, L.P. were transferred to various corporate subsidiaries, including: Plum Creek Marketing, Inc.; Plum Creek Northwest Lumber, Inc.; Plum Creek Plywood,
Inc.; Plum Creek MDF, Inc.; and Plum Creek Southern Lumber, Inc.   Prior to
the conversion, Plum Creek Marketing, Inc. was a subsidiary of Plum Creek
Timber Company, L.P.   Following the transfers, Plum Creek Timber Company,
Inc. is entitled to approximately 99% of the economics of the subsidiaries operating the manufacturing and harvesting activities and managing certain timberlands through a combination of preferred stock and nonvoting common stock. The remaining 1% of the economics and 100% of the voting control of the manufacturing and harvesting subsidiaries are owned by four individuals who are also officers of Plum Creek Timber Company, Inc. (The individuals are the President, Executive Vice Presidents, and the Vice President, Resources.) The approximate 1% of the economics of the subsidiaries was acquired for approximately $1.9 million, which was funded by demand notes issued by Plum Creek Timber Company, Inc. As a result of this new structure, the manufacturing and harvesting operations along with certain timberlands sales will no longer be accounted for on a combined/consolidated basis with the activities of the REIT. See pro forma financial statements and related notes for an expanded description of the conversion in Item 7 of this Form 8-K.



Item 7.  Financial Statements and Exhibits


(b) Pro Forma Financial Information.

                         PLUM CREEK TIMBER COMPANY, INC.
                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated financial statements of Plum Creek Timber Company, Inc. (the "Corporation") reflect the conversion of Plum Creek Timber Company, L.P. (the "Partnership"), a publicly traded master limited partnership, into a publicly traded real estate investment trust (the "Conversion Transaction.") In order to qualify as a real estate investment trust (REIT) for tax purposes, certain of the Partnership's assets and associated liabilities related to the manufacturing operations, the harvesting activities, and certain timberlands were transferred to several taxable corporations in exchange for preferred stock and nonvoting common stock. Therefore, following the conversion, the manufacturing and harvesting operations and certain timberland sales will no longer be accounted for on a combined/consolidated basis with the activities of the REIT. Instead, the financial statements of the Corporation will reflect the net activities of the manufacturing and harvesting operations along with certain timberland sales through its preferred stock and nonvoting common stock ownership.

     The unaudited pro forma condensed consolidated balance sheet assumes the Conversion Transaction occurred on March 31, 1999. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 1999 and the year ended December 31, 1998 assume the Conversion Transaction occurred at January 1, 1998.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the Conversion Transaction occurred on the indicated dates and should not be construed as representative of future operating results or financial position.

     The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes.

                         PLUM CREEK TIMBER COMPANY, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 For the Three Month Period Ended March 31, 1999
               (dollars in thousands, except per unit/share data)


                                       Pro Forma Adjustments
                                       ---------------------
                                       Corporate
                        Partnership   Subsidiaries                Pro Forma
                       Historical (a) Formation (h)     Other    Corporation
                       -------------  ------------      -----    -----------
Revenues..............$      178,221  $   (129,154)  $           $    49,067
                       -------------   ------------   ---------   ----------
Costs and Expenses:
  Cost of Goods Sold..       129,111      (114,899)                   14,212
  Selling, General and
    Administrative....        10,443        (6,940)       242(i)       3,745
                       -------------   ------------   ---------   ----------
  Total Costs and
    Expenses..........       139,554      (121,839)       242         17,957

Operating Income......        38,667        (7,315)      (242)        31,110

Interest Expense......       (18,525)        4,728        (53)(j)    (13,850)
Reorganization Costs..        (2,651)                   2,651(k)           0
Other Expense - Net...           545          (215)        59(l)         378
                                                          (11)(o)
                       -------------   ------------   ---------   ----------

Income before Income
  Taxes and Equity in
  Earnings (Loss) of
  Affiliates and
  Preferred Stock
  Dividends...........        18,036        (2,802)     2,404         17,638
Provision for Income
  Taxes...............           174          (174)                        0
                       -------------   -----------   ----------   ----------
Income (Loss) before
  Equity in Earnings
  (Loss) of Affiliates
  and Preferred Stock
  Dividends...........        17,862        (2,628)     2,404         17,638
Equity in Earnings
  (Loss) of Affiliates
  and Preferred Stock
  Dividends...........             0                    2,101(m)       2,101
                       -------------   -----------   ----------   ----------
Net Income............$       17,862  $     (2,628)  $  4,505    $    19,739

General Partner
  Interest............         8,534                   (8,534)(n)          0
                       -------------   -----------   ----------   ----------
Net Income Allocable
  to Unitholders/
  Stockholders........$        9,328  $     (2,628)  $ 13,039    $    19,739
                       =============   ===========   ==========   ==========
Net Income per Unit...$         0.20
                       =============
Net Income per Common
  Share - Basic and
  Diluted.............                                           $      0.31
                                                                  ==========
Weighted average
  number of Units
  outstanding -
  Basic and Diluted...    46,323,300
Weighted average
  number of REIT
  Shares outstanding -
  Basic and Diluted...                                            63,456,575


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements




                        PLUM CREEK TIMBER COMPANY, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1998
               (dollars in thousands, except per unit/share data)


                                       Pro Forma Adjustments
                                       ---------------------
                                       Corporate
                         Partnership  Subsidiaries                 Pro Forma
                       Historical (a) Formation (h)     Other    Corporation
                       -------------  ------------      -----    -----------
Revenues..............$      699,370  $   (466,545)  $           $   232,825
                       -------------   -----------   ----------   ----------
Costs and Expenses:
  Cost of Goods Sold..       505,366      (431,462)                   73,904
  Selling, General
    and Administrative        52,917       (33,641)       524(i)      19,800
                       -------------   -----------   ----------   ----------
    Total Costs and
      Expenses........       558,283      (465,103)       524         93,704

Operating Income......       141,087        (1,442)      (524)       139,121

Interest Expense......       (60,622)       18,913       (212)(j)    (41,921)
Reorganization Costs..        (4,763)                   4,763(k)           0
Other Expense - Net...           251           929        (98)(l)      1,082
                       -------------   -----------   -----------   ---------
Income before Income
  Taxes and Equity
  in Earnings (Loss)
  of Affiliates and
  Preferred Stock
  Dividends...........        75,953        18,400      3,929         98,282
Provision for Income
  Taxes...............           517          (517)                        0
                       -------------   -----------   -----------   ---------
Income (Loss) before
  Equity in Earnings
  (Loss) of Affiliates
  and Preferred Stock
  Dividends...........        75,436        18,917      3,929         98,282
Equity in Earnings (Loss)
  of Affiliates and
  Preferred Stock
  Dividends...........             0                   (8,692)(m)     (8,692)
                       -------------   -----------   -----------   ---------
Net Income............$       75,436  $     18,917  $  (4,763)   $    89,590


General Partner
  Interest............        33,713                  (33,713)(n)          0
                       -------------   -----------   -----------   ---------
Net Income Allocable
  to Unitholders/
  Stockholders........$       41,723  $     18,917  $  28,950    $    89,590
                       =============   ===========   ==========   ==========
Net Income per Unit...$         0.90
                       =============
Net Income per Common
  Share - Basic and
  Diluted.............                                           $      1.41
                                                                  ==========
Weighted average number
  of Units outstanding -
  Basic and Diluted...    46,323,300
Weighted average number
  of REIT Shares
  outstanding - Basic
  and Diluted.........                                            63,456,575


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements




                        PLUM CREEK TIMBER COMPANY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of March 31, 1999
               (dollars in thousands, except per unit/share data)


                                       Pro Forma Adjustments
                                       ---------------------
                                        Corporate
                         Partnership  Subsidiaries                Pro Forma
                       Historical (a) Formation (b)     Other    Corporation
                       -------------  ------------      -----    -----------
                  ASSETS
Current Assets:
  Cash and Cash
    Equivalents.......$      106,517  $            $   (1,905)(c) $  104,612
  Inventories.........        56,512       (56,512)                        0
  Other Current Assets        43,732       (42,087)    11,773 (d)     13,418
                       -------------   -----------   -----------   ---------
                             206,761       (98,599)     9,868        118,030

Timber and Timberlands
  - Net...............     1,021,251        (5,400)                1,015,851
Property, Plant and
  Equipment  -  Net...       183,536      (182,812)                      724
Investment in Equity
  Affiliates and
  Preferred Stock.....             0        71,266      4,304 (e)     86,708
                                                        9,233 (f)
                                                        1,905 (c)
Other Assets..........        11,942        (4,683)                    7,259
                       -------------   -----------   -----------   ---------
  Total Assets........$    1,423,490  $   (220,228) $  25,310     $1,228,572
                       =============   ===========   ===========   =========
             LIABILITIES

Current Liabilities...$       82,211  $    (54,895)  $ 11,773 (d) $   39,089

Long-Term Debt........       742,505      (156,000)                  586,505
Lines of Credit.......       200,000                    2,400 (g)    202,400
Other Liabilities.....        10,954        (9,333)      (419)(e)      1,202
                       -------------   -----------   -----------   ---------
  Total Liabilities...     1,035,670      (220,228)    13,754        829,196
                       -------------   -----------   -----------   ---------

Commitments and Contingencies

                 CAPITAL

PARTNERS' CAPITAL/
  STOCKHOLDERS' EQUITY       387,820                    4,723 (e)    399,376
                                                        9,233 (f)
                                                       (2,400)(g)
                       -------------   -----------   -----------   ---------
Total Liabilities
  and Partners'
  Capital/Stockholders'
  Equity..............$    1,423,490  $   (220,228)  $ 25,310     $1,228,572
                       =============   ===========   ===========   =========


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements




                         PLUM CREEK TIMBER COMPANY, INC.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               FINANCIAL STATEMENTS
              (dollars in thousands, except per unit/share amounts)


Note 1. BASIS OF PRESENTATION

On June 8, 1998 the Partnership announced that the Board of Directors of its general partner had authorized the Partnership to seek approval from its unitholders to convert its structure from a publicly traded master limited partnership into a publicly traded REIT. On April 19, 1999, the unitholders approved the Conversion Transaction, and on July 1, 1999, the Conversion Transaction was completed.

     Prior to the Conversion Transaction the Partnership owned 98% of Plum Creek Manufacturing, L.P. ("Manufacturing Partnership") and 96% of Plum Creek Marketing, Inc. ("Marketing"). The general partner of the Partnership, Plum Creek Management Company, L.P. ("PCMC"), managed the businesses of the Partnership, Manufacturing Partnership and Marketing and owned the remaining 2% general partner interest in Manufacturing Partnership and 4% of Marketing.

     In connection with the Conversion Transaction, the Partnership formed Plum Creek Timber Company, Inc., the new publicly traded REIT or the Corporation, Plum Creek Acquisition Partners, L.P. (the "Operating Partnership") and several taxable corporations.

     The Conversion Transaction was effected through the simultaneous merger of the Partnership into the Operating Partnership (the "Partnership Merger") and the merger of PCMC into the Corporation (the "PCMC Merger"). In the Partnership Merger (which was conditioned upon the simultaneous consummation of the PCMC Merger), the Partnership was merged into the Operating Partnership (a wholly-owned subsidiary of the Corporation), and the general partner interest in the Partnership was cancelled. In addition, the units of limited partnership held by the unitholders were converted into 73% of the common
stock of the Corporation ("Common Stock.")   In the PCMC Merger, PCMC was
merged into the Corporation and the outstanding equity interests of PCMC were converted into 26% of the Common Stock and 634,566 shares of the Corporation's stock that entitles the holder to certain special voting rights ("Special Voting Stock.")

     As a result of the Conversion Transaction, the Partnership's outstanding units were converted on a one-for-one basis into 46,323,300 shares of Common Stock. Additionally, the equity interests in PCMC were converted into 16,498,709 shares of Common Stock and 634,566 shares of Special Voting Stock. The Special Voting Stock is convertible into Common Stock at the option of the holder on a one-for-one basis and is entitled to receive the same dividends as Common Stock. The Special Voting Stock is included in the denominator in computing basic and diluted earnings per share.

     Furthermore, in order to qualify as a REIT, certain of the Partnership's assets and associated liabilities related to the manufacturing operations and harvesting activities, along with certain timberlands, were transferred to one of several newly formed corporations or Marketing (collectively referred to as the "Corporate Subsidiaries"). Following the transfers, the Corporation is entitled to approximately 99% of the economics of the Corporate Subsidiaries through a combination of preferred stock and nonvoting common stock. The remaining approximate 1% of the economics and 100% voting control of the Corporate Subsidiaries are owned by four individuals who are also officers of the Corporation.

     The accompanying unaudited pro forma condensed consolidated financial statements have been prepared based upon the Corporation consolidating with the Operating Partnership and the Manufacturing Partnership. The basis for the consolidation is that the Corporation, or a wholly-owned subsidiary thereof, is the general partner of the Operating Partnership and the Manufacturing Partnership and will have control over the Operating Partnership and the Manufacturing Partnership. The Corporate Subsidiaries are not consolidated with the Corporation because the Corporation neither directly nor indirectly has any voting rights with respect to the Corporate Subsidiaries. The Corporation's nonvoting common stock investment in the Corporate Subsidiaries will be accounted for using the equity method of accounting in accordance with Accounting Principles Bulletin ("APB") No. 18, "The Equity Method of Accounting for Investments in Common Stock." The basis for using the equity method is that the Corporation receives substantially all of the economic benefit from the Corporate Subsidiaries. The Corporation's preferred stock investment in the Corporate Subsidiaries will be accounted for using the cost method of accounting. Additionally, the footnotes to the pro forma financial statements include summarized financial information of the Corporate Subsidiaries on a combined basis.

     Conversion costs are estimated to be $9,800 of which $4,763 and $2,651 have been recorded by the Partnership for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively. The conversion costs have been eliminated from the unaudited pro forma condensed consolidated statements of income because they represent nonrecurring expenditures.

     The conversion of units into Common Stock in connection with the Partnership Merger is being accounted for as a reorganization with amounts being recorded at historical cost. PCMC's sole activity was related to its management and investment in the Partnership and its subsidiaries. As a result, PCMC's assets were limited to, and comprised of, its investment in the Partnership, Manufacturing Partnership, and Marketing, along with related cash and certain long-term incentive award plan assets (which are held in a grantor trust formed by PCMC). The conversion of PCMC's general partnership interest in the Partnership for Common Stock and Special Voting Stock in connection with the PCMC Merger is being accounted for as a reorganization with amounts being recorded at historical cost. The conversion of PCMC's interest in the Manufacturing Partnership and Marketing for Common Stock and Special Voting Stock in connection with the PCMC Merger is being accounted for as a purchase of a minority interest in accordance with APB No. 16. "Business Combinations" with amounts being recorded at fair value. As a result of the combination of reorganization accounting and purchase accounting for the minority interest, along with other related adjustments, pro forma Stockholder's Equity as of March 31, 1999 is computed as follows:

  Limited Partners' Capital (historical at March 31, 1999)...........$389,781
  General Partner's Capital (historical at March 31, 1999)...........  (1,961)
                                                                        -----
  Partner's Capital (historical at March 31, 1999)...................$387,820
  Purchase of minority interest
    (2% interest in Manufacturing and 4% interest in Marketing)......   4,723
  Conversion costs incurred after March 31, 1999.....................    (900)
  Recording of deferred tax assets relating to a change in tax status   9,233
                                                                        -----
  Pro Forma Stockholders' Equity.....................................$400,876
                                                                      =======

     The accompanying unaudited pro forma condensed consolidated financial statements and related notes have not been audited. In Management's opinion, all adjustments considered necessary for the fair presentation of the results of operations and financial position for the unaudited pro forma condensed consolidated financial statements have been reflected. Results for the periods for which unaudited pro forma condensed consolidated statements are provided are not necessarily indicative of those to be expected in future periods. All significant affiliated transactions have been eliminated.

Note 2.  PRO FORMA ADJUSTMENTS

     (a) See Notes to Plum Creek Timber Company, L.P. Combined Financial Statements for the basis of presentation of the Company Historical Financial Statements.

     (b) Reflects the transfer of certain of the Partnership's assets and related liabilities of the manufacturing operations, harvesting activities, and certain timberlands, to the Corporate Subsidiaries. The net book value associated with the transfer has been recorded under Investment in Equity Affiliates and Preferred Stock.

As of the balance sheet date the Corporation has the following outstanding debt obligations, which includes the current portion of $18,400:

     Senior Notes due 2007....................$122,000
     First Mortgage Notes due 2007............ 112,000
     Senior Notes due 2009.................... 150,000
     Senior Notes due 2011.................... 176,905
     Senior Notes due 2016.................... 200,000
     Line of Credit........................... 200,000
                                               -------
                                              $960,905
                                               =======

     In connection with the formation of the Corporate Subsidiaries, the Corporate Subsidiaries will assume $170,000 in total of the above indebtedness of the Corporation. The $170,000 indebtedness consists of the First Mortgage Notes (which are collateralized by the manufacturing facilities), and $58,000 face value of the Senior Notes due 2007.

     (c) Represents related party notes receivable issued to various members of management as part of the conversion. The proceeds from the notes were used by management to purchase their approximate 1% economic ownership interest in the Corporate Subsidiaries. Management's purchase of their ownership interest in the Corporate Subsidiaries will be accounted for as a capital contribution on the books of the Corporate Subsidiaries. Accordingly, the related party notes receivable have been reclassified to Investment in Equity Affiliates and Preferred Stock. The notes are due in 10 years, payable on demand, and bear a fixed market rate of interest, which is payable annually. Management does not anticipate repayment in the near term.

     (d) Reflects the recording of the assets and liabilities associated with deferred compensation and long-term incentive compensation awards.
These assets (which are held in a grantor trust) and liabilities were assumed as a result of the merger of PCMC into the Corporation. Also included in a grantor trust are 358,767 shares of common stock of the Corporation related to the funding of several unit award plans. The shares and a corresponding amount of deferred compensation are recorded at cost in Stockholders' Equity

     (e) The exchange of PCMC's 2% general partner interest in Manufacturing Partnership and 4% interest in Marketing for shares of Common Stock is subject to purchase accounting in accordance with APB No. 16, "Business Combinations." The basis step-up associated with this purchase is computed based on the difference between the book value and fair value of PCMC's minority interest in Manufacturing Partnership and Marketing. As a result of these purchases, the historical minority interest related to Manufacturing Partnership and Marketing in the amount of $419 is eliminated.

     The basis step-up of approximately $4,304 will be allocated to Property, Plant and Equipment of the Corporate Subsidiaries, and as a result, has been accordingly reflected in the Corporation's Investment in Equity Affiliates and Preferred Stock. The basis step-up will be depreciated over approximately ten years. Current period depreciation expense of $426 and $107 has been reflected in computing the combined pro forma equity earnings reported by the Corporation related to its investment in the Corporate Subsidiaries for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively.

     (f) Represents the recording of a deferred tax asset as a result of transferring the manufacturing operations and the harvesting activities from a nontaxable partnership to taxable corporations. The deferred tax asset of $9,233 represents the tax effect of temporary differences (primarily self insurance and employee benefit accruals) at the conversion date. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," a one-time adjustment is being recorded for the net temporary differences as of the conversion date. This deferred tax benefit has not been included in the pro forma statements of income due to its nonrecurring nature, and as a result, has been credited directly to stockholders' equity. No adjustment has been made for the Corporation's temporary differences (including its share of the Operating Partnership's differences) because, as a REIT, the Corporation anticipates that it will not have to pay any significant corporate-level tax.

     Current period income tax (benefit) expense of ($10,809) and $176 has been reflected in computing the combined pro forma equity earnings reported by the Corporation related to its investment in the Corporate Subsidiaries for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively. The income tax provision was calculated using a combined federal and state statutory tax rate of 40%.

     (g) Reflects approximately $2.4 million of REIT conversion costs that were neither paid nor accrued as of March 31, 1999. Total REIT conversion costs are estimated to be approximately $9,800. Amounts of $4,763 and $2,651 have been recorded by the Partnership for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively. Conversion costs include estimated allowances for legal, investment advisory, fairness opinion, tax and financial advisory, solicitation, printing, consent fees for lender waivers, and other related costs. Conversion costs are being expensed in the Partnership's historical financial statements in the period incurred.

     (h) Reflects the reduction in revenues and expenses associated with the manufacturing operations and costs of harvesting timber. Following the Conversion Transaction, these activities will be conducted by the Corporate Subsidiaries and will be reported by the Corporation as Equity in Earnings
(Loss) of Affiliates and Preferred Stock Dividends.

     (i) Represents an expense of $864 and $405 for the year and three months ended December 31, 1998 and March 31, 1999, respectively, related to the Management Incentive Plan that was previously a cost incurred by PCMC. On a pro forma basis, $524 and $242 of this expense for the year and three months ended December 31, 1998 and March 31, 1999, respectively, has been allocated to the Corporation and the remainder has been reflected in computing the combined pro forma equity earnings reported by the Corporation related to its investment in the Corporate Subsidiaries. The allocation was based on an approximation of time anticipated to be devoted by management to the various Corporate Subsidiaries.

     (j) Reflects the increase in interest expense as a result of increased borrowings under the Corporation's line of credit for conversion costs not paid as of December 31, 1998 or March 31, 1999. The assumed incremental interest rate under the Line of Credit is 6%.

     (k) Reflects the elimination of REIT conversion costs that were expensed in the Partnership's historical financial statements. These costs are not reflected in the pro forma income statements because they represent nonrecurring expenditures.

     (l) To eliminate the minority interest associated with PCMC's ownership interest in Manufacturing Partnership and Marketing.

     (m) Represents the equity income (loss) and preferred stock dividends of the Corporate Subsidiaries. As a result of the Conversion Transaction, the assets and related liabilities of the manufacturing operations and harvesting activities along with certain timberlands were transferred to the Corporate Subsidiaries. On a combined basis the unaudited pro forma financial position of the Corporate Subsidiaries as of March 31, 1999 is summarized as follows:

          Current Assets....................$ 100,599
          Noncurrent Assets.................  228,875
          Current Liabilities...............   52,995
          Noncurrent Liabilities............  169,233

The current and noncurrent liabilities include $170,000 of indebtedness.
The $170,000 indebtedness consists of the First Mortgage Notes (which are collateralized by the manufacturing facilities), and $58,000 face value of the Senior Notes due 2007.

On a combined basis the unaudited pro forma results of operations of the Corporate Subsidiaries as of periods indicated are summarized as follows:

                                       Year ended         Three months ended
                                    December 31, 1998        March 31,1999
                                    -----------------     ------------------
     Revenues......................      $669,754              $175,946
     Gross Profit..................           671                 7,043
     Interest Expense..............        18,913                 4,728
     Income Tax Expense (Benefit)..       (10,809)                  176
     Net Income (Loss).............        (8,780)                2,122

Gross profit includes depreciation and amortization expense of $25,410 and $7,312 for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively. The Income Tax Expense (Benefit) amount includes a tax benefit of $2,973 and $743 for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively, related to the transfer of certain timberlands to the Corporate Subsidiaries in exchange for an installment note receivable. The related interest expense of $7,433 and $1,858 for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively, associated with the installment note has been eliminated.

     In accordance with APB No. 18, "The Equity Method of Accounting for Investments in Common Stock," the revenue of the REIT related to the sale of timber to the Corporate Subsidiaries will be deferred until the logs or finished goods are sold outside the group of Corporate Subsidiaries. Therefore, all sales by the REIT to the Corporate Subsidiaries will also be included in the revenue of the Corporate Subsidiaries in the period in which the timber (in the form of either whole logs, lumber, plywood or other wood products) is sold outside the Corporate Subsidiaries. Revenue related to sales between the Corporate Subsidiaries is eliminated in preparing the summarized combined financial information of the Corporate Subsidiaries. Revenues reported by the REIT that were also included in the revenues of the Corporate Subsidiaries amounted to $195,812 and $46,423 for the year and three month periods ended December 31, 1998 and March 31, 1999, respectively.

     (n) Reflects the elimination of PCMC's allocation as a result of converting its general partner interest to a combination of Common Stock and Special Voting Stock.

     (o) Reflects the decrease in interest income as a result of decreased cash in the amount of $864 for payment related to the Management Incentive Plan for the year ended December 31, 1998. See note (i).


(c) Exhibits.


Each exhibit set forth below in the Index to Exhibits is filed as a part of this report. All exhibits are incorporated herein by reference to a prior filing as indicated.

INDEX TO EXHIBITS

Exhibit        Nature of
Designation    Exhibit
-----------    -------
2.6 Amended and Restated Agreement and Plan of Conversion, dated as of July 17, 1998, by and among Plum Creek Timber Company,
Inc., Plum Creek Timber Company, L.P. and Plum Creek
Management Company, L.P. (Form S-4, Regis. No. 333-71371, filed January 28, 1999).

2.7 Agreement and Plan of Merger, dated as of July 17, 1998, by and among Plum Creek Timber Company, L.P., Plum Creek
Acquisitions Partners, L.P. and Plum Creek Timber Company,
Inc. (Form S-4, Regis. No. 333-71371, filed January 28, 1999).

2.8 Agreement and Plan of Merger, dated as of July 17, 1998, by and among Plum Creek Timber Company, Inc. and Plum Creek
Management Company, L.P. (Form S-4, Regis. No. 333-71371, filed January 28, 1999).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PLUM CREEK TIMBER COMPANY, INC.
                                          -------------------------------
                                         (Registrant)


                                          By:  /s/ William R. Brown
                                               -----------------------
                                               William R. Brown
                                               Executive Vice President and
                                               Chief Financial Officer


Date:  July 14, 1999


                                 Exhibit Index
                                 -------------

Exhibit        Nature of
Designation    Exhibit
-----------    -------
2.6 Amended and Restated Agreement and Plan of Conversion, dated as of July 17, 1998, by and among Plum Creek Timber Company,
Inc., Plum Creek Timber Company, L.P. and Plum Creek
Management Company, L.P. (Form S-4, Regis. No. 333-71371, filed January 28, 1999).

2.7 Agreement and Plan of Merger, dated as of July 17, 1998, by and among Plum Creek Timber Company, L.P., Plum Creek
Acquisitions Partners, L.P. and Plum Creek Timber Company,
Inc. (Form S-4, Regis. No. 333-71371, filed January 28, 1999).

2.8 Agreement and Plan of Merger, dated as of July 17, 1998, by and among Plum Creek Timber Company, Inc. and Plum Creek
Management Company, L.P. (Form S-4, Regis. No. 333-71371, filed January 28, 1999).